UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2008
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2008 New Jersey Mining Company ("NJMC") terminated the Mining Venture Agreement (the "Agreement") dated March 31, 2008 by and between NJMC and Silverstar Mining Corp. ("Silverstar") with regard to NJMC's Silver Strand mine property located in Kootenai County, Idaho. Pursuant to the Agreement, Silverstar was obligated to pay NJMC $500,000 for a 50% interest in the Silver Strand mine property and had made initial payments of $270,000. The Agreement was terminated because Silverstar was unable to pay the remaining balance of $230,000 plus the reimbursement of a reclamation bond of approximately $61,000 which was due on July 31, 2008, pursuant to the terms of the Agreement. No termination fees were incurred by NJMC.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as an Exhibit to this report.

New Jersey Mining Company Vice President and Director, Grant Brackebusch, is also a Director of Silverstar Mining Corp.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following document is included as an exhibit to this report pursuant to Item 601 of Regulation S-K.

10.01	Mining Venture Agreement between New Jersey Mining Company and Silverstar Mining Corp. dated March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: August 5, 2008

By: /s/ Fred W. Brackebusch
FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer